AMENDMENT NO. 5 TO LICENSE AGREEMENT

This **AMENDMENT NO. 5 TO LICENSE AGREEMENT** ("**Amendment**") is entered into as of January 22, 2022 ("**Amendment 5 Effective Date**")

Between

Ospedale San Raffaele S.r.l., an Italian company having registered office at via Olgettina No. 60, 20132, Milan, Italy, Fiscal Code 07636600962, duly represented for the purposes hereof by its Chief Executive Officer, Mrs. Elena Angela Maria Bottinelli ("**OSR**")

- on the one side -

And

Genenta Science S.p.A., an Italian company having registered office at via Olgettina No. 60, 20132, Milan, Italy, Fiscal Code 08738490963, duly represented for the purposes hereof by its Chief Executive Officer, Mr. Pierluigi Paracchi ("**Genenta**")

- on the other side -

(OSR and Genenta shall be, collectively but not jointly, defined as the "**Parties**" and, severally, a "**Party**").

WHEREAS:

(A) OSR and Genenta entered into that certain license agreement dated December 15, 2014, as amended by Amendment No.1 dated March 16, 2017, Amendment No.2 dated February 1, 2019, Amendment No. 3 dated December 23, 2020 ("**Amendment No. 3**"), and by Amendment No. 4 dated September 28, 2021; such agreement, as amended, is hereinafter referred to as "**License Agreement**");

The Parties now wish to clarify their intent with respect to certain terms of the License Agreement.

NOW, THEREFORE, also in consideration of the foregoing premises, which form an integral and substantial part of this Amendment, and the mutual covenants herein contained, the **PARTIES HEREBY AGREE AS FOLLOWS.**

1. **Definitions**. Capitalized terms not defined herein have the meaning set forth in the License Agreement.

2. Solely with respect to GBM, Section 1.23 of the License Agreement is hereby replaced with the following:

   "**IND**" means an investigational new drug application (including any amendment or supplement thereto) submitted to the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References herein to IND shall include any comparable filing(s) outside the United States of America for the investigation of any product in any other country or group of countries (such as a Clinical Trial Application,

or CTA, in the European Union).

For the avoidance of doubt, the following definition of "IND" (according to Section 1.23 of the License Agreement) shall continue to apply other than in relation to GBM:

"**IND**" means an investigational new drug application (including any amendment or supplement thereto) submitted to the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References herein to IND shall include, to the extent applicable (but, in no case, under Section 10.4 below), any comparable filing(s) outside the United Stated of America for the investigation of any product in any other country or group of countries (such as a Clinical Trial Application, or CTA, in the European Union).

3. The Parties agree that:

(i) with respect to Licensed Products for GBM Genenta commits to carry out a Phase III Clinical Trial also in US;

(ii) with respect to GBM, Genenta shall pay to OSR an additional Milestone Payment equal to Euro 350.000,00 upon the first patient being dosed in a Phase III Clinical Trial in US with respect to a Licensed Product for GBM.

4. Sections 10.4(a) of the License Agreement is hereby replaced with the following:

(a) Genenta has exercised the option set forth in Section 2.2(c) above with respect to a Licensed Product in a Solid Cancer Indication and Genenta (or a Sublicensee) has not filed an IND with respect to such Solid Cancer Indication (the "**Terminated Solid Cancer Indication**"), within three (3) years from the date of the exercise of the option (or, in relation to GBM, has not dosed the first patient with a Licensed Product for GBM in a Phase III Clinical Trial started in US within 72 months from the first patient being dosed in the first in human clinical of such applicable Licensed Product for GBM), it being understood that in such case: (a) the termination rights shall be limited to such Licensed Product in the Terminated Solid Cancer Indication; (b) any further activity on such Licensed Product in the Terminated Solid Cancer Indication shall be immediately discontinued by Genenta; and (c) the provisions of Section 10.9 (as applicable) below shall apply only with respect to such Licensed Product in such Terminated Solid Cancer Indication.

IN WITNESS WHEREOF, the Parties have executed this agreement effective as of the Effective Date.

Ospedale San Raffaele S.r.l.

By:

Name: Marco Centenari
Title: Chief Executive Officer

Genenta Science S.p.A.

By: *Pierluigi Paracchi*

Name: Mr. Pierluigi Paracchi
Title: Chief Executive Officer